Exhibit 99.1

Revolve Group Announces Second Quarter 2023 Financial Results

Los Angeles, CA – August 2, 2023 - Revolve Group, Inc. (NYSE: RVLV), the next-generation fashion retailer for Millennial and Generation Z consumers, today announced financial results for the second quarter ended June 30, 2023.

"Aspirational consumer discretionary spending remains challenging, particularly on goods in the U.S. for our younger customer demographic, which is evident in our second quarter financial results," said co-founder and co-CEO Mike Karanikolas. "Regardless of macroeconomic challenges, we remain on offense and our team continues to deliver great progress on several important growth and efficiency initiatives that we believe will further strengthen our foundation for market share gains and profitable growth over the long term."

"I'm excited and energized by the momentum in our growth initiatives, and my confidence in the long-term is underscored by our $100 million stock repurchase program announced today," said co-founder and co-CEO Michael Mente. "As REVOLVE's largest stockholders holding nearly 45% of the outstanding common stock, Mike and I continue to see a significant runway for growth in the years to come."

Second Quarter 2023 Financial Summary

	Three Months Ended June 30,
	2023	2022	YoY Change
	(in thousands, except percentages)
Net sales	$273,729	$290,054	(6%)
Gross profit	$147,698	$162,242	(9%)
Gross margin	54.0%	55.9%
Net income	$7,303	$16,273	(55%)
Adjusted EBITDA (non-GAAP financial measure)	$10,377	$26,878	(61%)
Net cash provided by operating activities	$(14,097)	$(29,352)	(52%)
Free cash flow (non-GAAP financial measure)	$(15,069)	$(30,798)	(51%)

Operational Metrics

	Three Months Ended June 30,
	2023	2022	YoY Change
	(in thousands, except average order value and percentages)
Active customers (trailing 12 months)	2,458	2,165	14%
Total orders placed	2,268	2,243	1%
Average order value	$301	$303	(1%)

Additional Second Quarter 2023 Metrics and Results Commentary

•
Trailing 12-month Active customers increased by 34,000 during the second quarter of 2023, growing to 2,458,000 as of June 30, 2023, an increase of 14% year-over-year.
•
Net sales were $273.7 million, a year-over-year decrease of 6%.
•
Gross profit was $147.7 million, a year-over-year decrease of 9%.
•
Gross margin was 54.0%, a year-over-year decrease of 198 basis points, primarily reflecting a lower mix of net sales at full price in the second quarter of 2023 as compared to the second quarter of 2022.
•
Net income was $7.3 million, a year-over-year decrease of 55%, primarily due to the decline in net sales, reduction in gross profit year-over-year and continued pressure on certain operating expenses.
•
Adjusted EBITDA was $10.4 million, a year-over-year decrease of 61%.
•
Diluted earnings per share (EPS) was $0.10, a year-over-year decrease of 55%.

Additional Net Sales Commentary

•
REVOLVE segment net sales were $235.1 million, a year-over-year decrease of 4%.
•
FWRD segment net sales were $38.6 million, a year-over-year decrease of 15%.
•
Domestic net sales were $222.9 million, a year-over-year decrease of 7%.
•
International net sales were $50.9 million, a year-over-year increase of 4%.

Cash Flow and Balance Sheet

•
Net cash provided by (used in) operating activities improved year-over-year to $(14.1) million in the second quarter and $34.7 million in the six-month year-to-date period, while free cash flow was $(15.1) million in the second quarter and $32.6 million in the six-month year-to-date period.
•
Cash and cash equivalents as of June 30, 2023 were $269.3 million, an increase of $31.5 million, or 13%, from June 30, 2022 and a decrease of $14.0 million, or 5%, from $283.3 million as of March 31, 2023. Our balance sheet as of June 30, 2023 remains debt free.
•
Inventory as of June 30, 2023 was $205.3 million, a decrease of $3.2 million, or 2%, from $208.5 million as of June 30, 2022.

Additional trend information regarding Revolve Group's second quarter of 2023 financial results and operating metrics is available in the Q2 2023 Financial Highlights presentation available on our investor relations website: https://investors.revolve.com/events-and-presentations/default.aspx

Results Since the End of the Second Quarter of 2023

Net sales in July 2023 decreased by a mid-single digit percentage year-over-year amidst continued soft trends in the U.S., where spending on consumer discretionary products remains relatively suppressed, particularly among our customer demographic.

2023 Business Outlook

Based on information available to us as of August 2, 2023, we are providing the following guidance for the full year ending December 31, 2023 and the third quarter ending September 30, 2023.

	Updated FY 2023 Outlook	Prior FY 2023 Outlook
Gross margin	52% to 52.5%	52% to 53%
Fulfillment expenses	3.3% of net sales	3.1% of net sales
Selling and distribution expenses	18.3% of net sales	18% of net sales
Marketing expenses	16% to 16.5% of net sales	16% to 16.5% of net sales
General and administrative expenses	$115 million	$113 million to $115 million
Effective tax rate	24% to 26%	24% to 26%

Third Quarter 2023 Outlook
Gross margin	52% to 52.3%
Fulfillment expenses	3.3% of net sales
Selling and distribution expenses	18.3% of net sales
Marketing expenses	15.8% of net sales
General and administrative expenses	$29 million

Conference Call Information

Revolve Group management will host a call today at 4:30 pm ET / 1:30 pm PT to discuss today’s results in more detail. To participate, please dial (888) 330-2454 within the United States or (240) 789-2714 outside the United States approximately 10 minutes before the scheduled start of the call. The conference ID for the call is 3102771. The conference call will also be accessible, live via audio broadcast, on the Investor Relations section of the Revolve Group website at investors.revolve.com. A replay of the conference call will be available online at investors.revolve.com. In addition, an audio replay of the call will be available for one week following the call and can be accessed by dialing (800) 770-2030 within the United States or (647) 362-9199 outside the United States. The replay conference ID is 3102771.

Forward-Looking Statements

This press release contains ''forward-looking statements'' within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to our expectations regarding our financial performance for the third quarter and full year of 2023 and statements regarding macroeconomic conditions, market share gains and profitable growth. Forward-looking statements include statements containing words such as "expect," "anticipate," "believe," "project," "will" and similar expressions intended to identify forward-looking statements. These forward-looking statements are based on our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to changing economic conditions and their impact on consumer demand and our business, operating results and financial condition; demand for our products; supply chain challenges; inflation; Russia’s war against Ukraine; our fluctuating operating results; seasonality in our business; our ability to acquire products on reasonable terms; our e-commerce business model; our ability to attract customers in a cost effective manner; the strength of our brand; competition; fraud; system interruptions; our ability to fulfill orders; the impact of the COVID-19 pandemic and other health crises on our business, operations and financial results; and other risks and uncertainties included under the caption "Risk Factors" and elsewhere in our filings with the Securities and Exchange Commission, or SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2022 and our subsequent Quarterly Reports on Form 10-Q, including for the quarter ended June 30, 2023, which we expect to file with the SEC on August 2, 2023. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Use of Non-GAAP Financial Measures and Other Operating Metrics

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), we reference in this press release and the accompanying tables the following non-GAAP financial measures: Adjusted EBITDA and free cash flow.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies.

We use these non-GAAP financial measures to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses that may not be indicative of our ongoing core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when analyzing historical performance and liquidity and when planning, forecasting, and analyzing future periods.

For a reconciliation of these non-GAAP financial measures to GAAP measures, please see the tables captioned “Reconciliation of Non-GAAP Financial Measures” included at the end of this release.

Definitions of our non-GAAP financial measures and other operating metrics are presented below.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income before other (income) expense, net; taxes; and depreciation and amortization; adjusted to exclude the effects of equity-based compensation expense and certain non-routine items. Adjusted EBITDA is a key measure used by management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation, excludes an item that we do not consider to be indicative of our core operating performance.

Free Cash Flow

Free cash flow is a non-GAAP financial measure that we calculate as net cash provided by operating activities less cash used in purchases of property and equipment. We view free cash flow as an important indicator of our liquidity because it measures the amount of cash we generate. Free cash flow also reflects changes in working capital.

Active Customers

We define an active customer as a unique customer account from which a purchase was made across our platform at least once in the preceding 12-month period. In any particular period, we determine our number of active customers by counting the total number of customers who have made at least one purchase in the preceding 12-month period, measured from the last date of such period. We view the number of active customers as a key indicator of our growth, the reach of our sites, the value proposition and consumer awareness of our brand, the continued use of our sites by our customers and their desire to purchase our products.

Total Orders Placed

We define total orders placed as the total number of orders placed by our customers, prior to product returns, across our platform in any given period. We view total orders placed as a key indicator of the velocity of our business and an indication of the desirability of our products and sites to our customers. Total orders placed, together with average order value, is an indicator of the net sales we expect to recognize in a given period.

Average Order Value

We define average order value as the sum of the total gross sales from our sites in a given period, prior to product returns, divided by the total orders placed in that period. We believe our high average order value demonstrates the premium nature of our product assortment. Average order value varies depending on the site through which we sell merchandise, the mix of product categories sold, the number of units in each order, the percentage of sales at full price, and for sales at less than full price, the level of markdowns.

About Revolve Group, Inc.

Revolve Group, Inc. (NYSE: RVLV) is the next-generation fashion retailer for Millennial and Generation Z consumers. As a trusted premium lifestyle brand and a go-to online source for discovery and inspiration, we deliver an engaging customer experience from a vast yet curated offering of apparel, footwear, accessories, beauty and home products. Our dynamic platform connects a deeply engaged community of millions of consumers, thousands of global fashion influencers and more than 1,000 emerging, established and owned brands.

We were founded in 2003 by our co-CEOs, Michael Mente and Mike Karanikolas. We sell merchandise through two complementary segments, REVOLVE and FWRD, that leverage one platform. Through REVOLVE, we offer an assortment of premium apparel, footwear, accessories and beauty products from emerging, established and owned brands. Through FWRD, we offer an assortment of curated and elevated iconic and emerging luxury brands. For more information, visit www.revolve.com.

Contacts:

Investors:

Erik Randerson, CFA

562.677.9513

IR@revolve.com

Media:

Jennifer Walker

revolve@walkerdrawas.com

REVOLVE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net sales	$273,729	$290,054	$553,338	$573,552
Cost of sales	126,031	127,812	266,420	256,899
Gross profit	147,698	162,242	286,918	316,653
Operating expenses:
Fulfillment	9,401	7,910	18,472	15,200
Selling and distribution	50,893	51,967	102,351	98,553
Marketing	51,497	51,921	89,840	97,171
General and administrative	28,552	31,164	56,644	57,999
Total operating expenses	140,343	142,962	267,307	268,923
Income from operations	7,355	19,280	19,611	47,730
Other income, net	(2,381)	(1,813)	(8,966)	(2,329)
Income before income taxes	9,736	21,093	28,577	50,059
Provision for income taxes	2,433	4,820	7,102	11,218
Net income	$7,303	$16,273	$21,475	$38,841
Earnings per share of Class A and Class B common stock:
Basic	$0.10	$0.22	$0.29	$0.53
Diluted	$0.10	$0.22	$0.29	$0.52
Weighted average number of shares of Class A and Class B common stock outstanding:
Basic	73,442	73,312	73,406	73,289
Diluted	74,081	74,635	74,229	74,720

REVOLVE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	June 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$269,329	$234,724
Accounts receivable, net	11,198	5,421
Inventory	205,313	215,224
Income taxes receivable	6,096	2,974
Prepaid expenses and other current assets	59,385	59,874
Total current assets	551,321	518,217
Property and equipment (net of accumulated depreciation of $15,457 and $13,081 as of June 30, 2023 and December 31, 2022, respectively)	8,404	8,934
Right-of-use lease assets	39,654	22,964
Intangible assets, net	1,791	1,600
Goodwill	2,042	2,042
Other assets	1,236	807
Deferred income taxes	24,754	24,754
Total assets	$629,202	$579,318
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$46,007	$50,789
Income taxes payable	1,143	229
Accrued expenses	35,980	38,266
Returns reserve	66,350	63,381
Current lease liabilities	5,456	5,844
Other current liabilities	30,797	22,577
Total current liabilities	185,733	181,086
Non-current lease liabilities	37,427	18,659
Total liabilities	223,160	199,745
Stockholders’ equity:
Class A common stock, $0.001 par value; 1,000,000,000 shares authorized as of June 30, 2023 and December 31, 2022; 40,880,898 and 40,766,510 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	41	41
Class B common stock, $0.001 par value; 125,000,000 shares authorized as of June 30, 2023 and December 31, 2022; 32,597,119 and 32,597,119 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	33	33
Additional paid-in capital	113,749	110,338
Retained earnings	292,219	269,161
Total stockholders’ equity	406,042	379,573
Total liabilities and stockholders’ equity	$629,202	$579,318

REVOLVE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2023	2022
Operating activities:
Net income	$21,475	$38,841
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,459	2,305
Equity-based compensation	3,001	2,886
Changes in operating assets and liabilities:
Accounts receivable	(5,777)	(3,175)
Inventories	9,911	(37,244)
Income taxes receivable	(3,122)	(3,445)
Prepaid expenses and other current assets	489	(14,905)
Other assets	(429)	(510)
Accounts payable	(4,782)	5,742
Income taxes payable	914	96
Accrued expenses	(2,286)	9,120
Returns reserve	2,969	20,497
Right-of-use lease assets and current and non-current lease liabilities	1,690	324
Other current liabilities	8,220	3,913
Net cash provided by operating activities	34,732	24,445
Investing activities:
Purchases of property and equipment	(2,120)	(2,516)
Net cash used in investing activities	(2,120)	(2,516)
Financing activities:
Proceeds from the exercise of stock options, net	410	368
Net cash provided by financing activities	410	368
Effect of exchange rate changes on cash and cash equivalents	1,583	(2,896)
Net increase in cash and cash equivalents	34,605	19,401
Cash and cash equivalents, beginning of period	234,724	218,455
Cash and cash equivalents, end of period	$269,329	$237,856
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes, net of refund	$9,221	$14,608
Operating leases	$3,549	$2,504
Supplemental disclosure of non-cash activities:
Lease assets obtained in exchange for new operating lease liabilities	$20,452	$11,481

REVOLVE GROUP, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Unaudited)

The following table summarizes our net sales and gross profit for each of our reportable segments (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
Net sales	2023	2022	2023	2022
REVOLVE	$235,149	$244,729	$466,802	$482,469
FWRD	38,580	45,325	86,536	91,083
Total	$273,729	$290,054	$553,338	$573,552

Gross profit
REVOLVE	$131,235	$140,825	$251,471	$274,518
FWRD	16,463	21,417	35,447	42,135
Total	$147,698	$162,242	$286,918	$316,653

The following table lists net sales by geographic area (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
United States	$222,860	$240,909	$449,576	$478,784
Rest of the world	50,869	49,145	103,762	94,768
Total	$273,729	$290,054	$553,338	$573,552

REVOLVE GROUP, INC. AND SUBSIDIARIES

KEY OPERATING AND FINANCIAL METRICS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands, except average order value and percentages)
Gross margin	54.0%	55.9%	51.9%	55.2%
Adjusted EBITDA	$10,377	$26,878	$25,387	$58,421
Free cash flow	$(15,069)	$(30,798)	$32,612	$21,929
Active customers	2,458	2,165	2,458	2,165
Total orders placed	2,268	2,243	4,546	4,399
Average order value	$301	$303	$294	$296

REVOLVE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

A reconciliation of non-GAAP Adjusted EBITDA to net income for the three and six months ended June 30, 2023 and 2022 is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands)
Net income	$7,303	$16,273	$21,475	$38,841
Excluding:
Other income, net	(2,381)	(1,813)	(8,966)	(2,329)
Provision for income taxes	2,433	4,820	7,102	11,218
Depreciation and amortization	1,241	1,203	2,459	2,305
Equity-based compensation	1,723	1,395	3,001	2,886
Non-routine items(1)	58	5,000	316	5,500
Adjusted EBITDA	$10,377	$26,878	$25,387	$58,421

(1)	Non-routine items in the three and six months ended June 30, 2023 and 2022 included an accrual and a charge for a settled legal matter and an accrual for a separate pending legal matter.

A reconciliation of non-GAAP free cash flow to net cash provided by operating activities for the three and six months ended June 30, 2023 and 2022 is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands)
Net cash (used in) provided by operating activities	$(14,097)	$(29,352)	$34,732	$24,445
Purchases of property and equipment	(972)	$(1,446)	(2,120)	(2,516)
Free cash flow	$(15,069)	$(30,798)	$32,612	$21,929
Net cash used in investing activities	$(972)	$(1,446)	$(2,120)	$(2,516)
Net cash provided by financing activities	$249	$242	$410	$368